SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2007

ADUDDELL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-24684	73-1587867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 N.W. Expressway, Suite 1500

Oklahoma City, Oklahoma                          73118

(Address of principal executive offices)              (Zip Code)

(405) 810-2969

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 7, 2007, Aduddell Industries, Inc. (the "Company") announced that in its effort to reduce overhead, the Company has decreased staffing at the corporate level and the Board of Directors has unanimously accepted the resignations of Stan G. Genega, President and CEO and Reggie Cook, CFO and Secretary, effective September 5, 2007. Mr. Genega has also resigned his position on the board effective the same date.

Tim Aduddell, current Chairman and COO, has been named the President and CEO of the Company. Josh Brock, who was recently engaged as the Company's Chief Analyst and Divisional Controller, will serve as interim CFO. Further information regarding the appointment of Messrs. Aduddell and Brock to CEO and interim CFO is incorporated by reference into this Form 8-K from the press release attached hereto as exhibit 99.1. In addition to the biographical information provided in the press release, prior to joining the Company, Mr. Brock was employed by various banks and financial management companies in various financial and analyst capacities.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated September 7, 2007, announcing corporate level resignations and appointment of new officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUDDELL INDUSTRIES, INC.
/s/ Tim Aduddell Tim Aduddell President and CEO
September 11, 2007

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press release dated September 7, 2007, announcing corporate level resignations and appointment by new officers	Filed herewith electronically

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